Exhibit 10.4
CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is effective as of October 1, 2009 between PEMBROKE COMMUNICATIONS CORP., Calle Elvira Méndez No. 10, Penthouse, Panamá, República de Panamá (“Pembroke” or Consultant”), and OFFSHORE PETROLEUM CORP., a Delaware Company located at 110 East Broward Blvd., Suite #1700, Fort Lauderdale, Florida 33301 (“OFFSHORE,”  “Client” or the “Company”), in connection with the rendering by Pembroke  to OFFSHORE of consulting services, as described herein below, for and in consideration of the compensation described.

WHEREAS, Client desires to retain Consultant to perform certain consulting services as described herein and PEMBROKE is willing to render and provide such service to the Company.

THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Engagement of Consultant. The Company hereby engages and retains Consultant to render to the Company the consulting services (the “Consulting Services”) described in paragraph 2 hereof  for the period commencing on the effective date of this Agreement and ending on September 30, 2011 (the "Consulting Period").

2. Description of Consulting Services. The Consulting Services rendered by Consultant hereunder shall consist of consultations with management of the Company as such management may from time to time require during the consulting period. Such consultation with management shall be with respect to financial public relations, business promotion, business growth and development, including mergers and acquisitions, and general business consultation.  The Consulting Services may include the Company's relationship with the financial community and its securities holders, the preparation and distribution of periodic reports and news releases to keep existing shareholders informed about the Company’s activities, maintaining regular communications with stockholders and brokers, and such other matters as may be agreed upon between the Company and Consultant.

3. Extent of Consulting Services.   Client agrees that, during reasonable periods of time prior to and during which Client is deemed to be in the process of raising capital and/or offering securities, as defined under the United States Securities Act of 1933 (the “Securities Act”), Consultant will suspend its consulting services to the extent such consulting services may affect the market price of Client’s securities.

4. Compensation for Consulting Services.   The Company shall pay to Consultant for the Consulting Services rendered hereunder, 1,500,000 shares of restricted common stock of the Company (“Shares”) which shall be earned in the following manner: 1,500,000 shares will be earned by the Consultant in equal installments of 500,000 shares on April 1, 2010, October 1, 2010, and April 1, 2011.  Said 1,500,000 shares of restricted common stock of the Company will be tendered to Consultant in three certificates on execution of this Agreement with legends reflecting the earned dates; provided, however, that Consultant must return any unearned shares upon termination of this Agreement.

5.  Restrictions.  Consultant recognizes that there is no current market for the Shares; that there can be no assurances that such a market will exist any time in the future and accordingly it may not be able to sell or dispose of any of the Shares even if the Consultant had held them for a number of years; that its right to transfer the Shares will be restricted by federal and state securities laws and a legend to this effect will be placed on the certificates representing the Shares if the Shares are issued prior to being registered; that such laws impose strict limitations upon such transfer; and although the Company is undertaking to file a registration statement as set out herein there is no guarantee that said registration statement will become effective and the Company, other than its undertaking, is under no obligation in connection with the subsequent transfer thereof by the Consultant  or to aid the Consultant in obtaining an exemption from such registration.

The following representations and warranties of the Consultant, among other things, pertain to U.S. securities laws and the sale or transfer in the United States of the Shares.  The Consultant represents and warrants to the Company as follows:

The Consultant understands that prior to the registration of the Shares in the U.S., such securities may not be offered or sold, directly or indirectly, in the United States to or, or for the account or benefit of, a “U.S. Person” (as defined in Rule 902 of Regulation S promulgated under the Securities Act), which definition includes, but is not limited to: (1) any natural person resident in the United States, (2) any partnership or company organized under the laws of the United States, (3) any estate or trust of which the executor or administrator or trustee, respectively, is a U.S. person, (4) any discretionary or non-discretionary account held by a dealer or fiduciary for the benefit or account of a U.S. person and any partnership or company organized or incorporated under the laws of a foreign jurisdiction by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (a “U.S. Person”) until registered under the Securities Act and the securities laws of all applicable states unless an exemption from such registration requirements is available. The Consultant agrees not to engage in any hedging transaction involving of the Shares.

The Consultant understands that the Company may implement procedures to ensure that the Shares may not be delivered within the United States  other than in offerings deemed to meet the definition of an “offshore transaction” pursuant to Rule 902(h) of Regulation S promulgated under the Securities Act or an exemption from registration under the Securities Act is available.

Consultant recognizes that, a restrictive legend in substantially the following form shall be placed on each such certificate evidencing any of the Shares:

The shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or under any applicable state securities laws (the “State Laws”).  The shares have been acquired for investment purposes and may not be sold, transferred, pledged or otherwise disposed of except in compliance with the registration requirements of the Securities Act and applicable State Laws, or pursuant to applicable exemptions from such registration requirements which may include sale through a Designated Offshore Securities Market.  Further, unless the shares represented by this Certificate have been registered under the Securities Act, the sale, transfer, pledge or other disposition of these shares in the United States is prohibited except in accordance with the provisions of Regulation S (Rule 901 through 905 and the Preliminary Notes) promulgated under the Securities Act.

Any transfer of the Shares on the books and records of the Company will only be affected in accordance with such legend.

The Consultant undertakes and agrees that it will not offer or sell the Shares in the United States unless such Shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities in any jurisdiction, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules.

(i)            Registering the Shares  The Company will record the Shares issued to the Consultant in the Company’s share ledger and does not plan to certificate the Shares until they are registered under the Securities and Exchange Act of 1933 as amended.

(ii)            Registration  Company undertakes to include the Shares issued to the Consultant in a re-sale registration statement on Form S-1 to be filed under the provisions of the Securities Act.  The Shares may be recorded with the Company’s transfer agent, Olde Monmouth Stock Transfer Co. Inc. These Shares may not be transferred prior to (a) such registration statement being made effective by the SEC or (b) the consent of the board of directors of the Company if an exemption from registration under the Act and any applicable State regulation is available.

6. Non Exclusivity of Consultants Undertakings. The Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, Company, or entity other than the Company.  The Company understands and accepts that Consultant is currently providing consulting services to other public companies and will continue to do so during the term of this Agreement.  The Company also understands and accepts that Consultant will seek new clients to provide its consulting services to during the term of this Agreement.

7. Termination of Relationship. This Agreement shall, unless sooner terminated as provided herein below, continue for the duration of the Consulting Period as defined in paragraph 1 herein above. Such term shall be renewed upon mutual agreement of the parties. Either Consultant or the Company may terminate this Agreement with or without cause upon thirty (30) days written notice to the other provided the Company may not give notice of termination prior to December 31, 2009.

In the event of Termination, Consultant shall be entitled to shares earned prior to the date of the termination of this Agreement (ie: 30 days after notice is given) and shall return share certificates representing any un-earned Shares.   The Company may cancel any un-earned Shares. .

8.  Miscellaneous.

A. Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally or sent by  a nationally recognized international courier such as FedEx.

B. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior discussions between the parties.  There are no terms, obligations, covenants, express or implied warranties, representations, statements or conditions other than those set forth in this Agreement.  No variations or modification of this Agreement or waiver of any of its terms or provisions shall be valid unless in writing and signed by both parties.

C. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

D. Governing Law. Each of the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

E. Delay. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

F. Severability. Should any part of the Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.  Should any material term of this Agreement be in conflict any laws or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this Agreement which will preserve, to the greatest extent possible, the original expectation of the parties.

G.  Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Buffalo, New York in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction thereon.

H.  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

           In Witness whereof, the undersigned parties hereto have executed this Agreement on the dates set forth opposite their respective signatures.

OFFSHORE PETROLEUM CORP.

By:	/s/ John Rainwater

PEMBROKE COMMUNICATIONS CORP.

By:	/s/ Melvin Omar Cisneros